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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-177459 on Form S-4 of our reports dated March 16, 2011, relating to the consolidated financial statements and financial statement schedules of GFI Group Inc. and the effectiveness of GFI Group Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of GFI Group Inc. for the year ended December 31, 2010, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
New York, New York
November 14, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM